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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

The Hallwood Group, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
PROXY STATEMENT
SOLICITATION OF PROXIES
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR 2006
GRANTS OF PLAN-BASED AWARDS FOR 2006
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2006
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION FOR 2006
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROCEDURES FOR DIRECTOR NOMINATIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
STOCKHOLDER PROPOSALS
OTHER BUSINESS

THE HALLWOOD GROUP INCORPORATED

NOTICE OF ANNUAL MEETING

Dear Hallwood Group Stockholder:

On behalf of the board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of The Hallwood Group Incorporated (the “Company”). The annual meeting will be held on Wednesday, June 20, 2007, at 2:00 p.m. local time, at the offices of the Company, located at 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

At the annual meeting we will:

1. Elect two directors to hold office for three years each; and

2. Transact any other business properly presented at the meeting.

Only stockholders of record at the close of business on Friday, May 11, 2007, are entitled to notice of and to vote at the annual meeting.

By order of the Board of Directors

MELVIN J. MELLE
Secretary

May 21, 2007

Your board of directors urges you to vote upon the matters presented. If you are unable to attend the meeting, please complete, sign, date and promptly return the enclosed proxy in the envelope provided. It is important for you to be represented at the meeting. Executing your proxy will not affect your right to vote in person if you are present at the annual meeting.

THE HALLWOOD GROUP INCORPORATED
3710 Rawlins, Suite 1500
Dallas, Texas 75219

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 20, 2007

This proxy statement and the accompanying proxy are first being mailed on or about May 21, 2007. The accompanying proxy is solicited by the board of directors of the Company.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Q:	Who is entitled to vote?
	A:	Stockholders of record at the close of business on Friday, May 11, 2007, the ‘‘record date,” are entitled to vote at the annual meeting.

2.	Q:	What may I vote on?
	A:	You may vote on:
(1) the election of two nominees to serve on the board of directors for three years each; and
(2) any other business properly presented at the meeting.

3.	Q:	How do I vote?
	A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the nominees for director, and in the proxies’ discretion with respect to any other matter properly presented at the meeting. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of the nominees.

4.	Q:	How can I revoke my proxy?
	A:	You have the right to revoke your proxy at any time by:
(1) notifying our corporate secretary in writing before the meeting;
(2) voting in person; or
(3) returning a later-dated proxy card before the meeting.
Attending the meeting is not sufficient to revoke your proxy unless you also take one of the actions above.

5.	Q:	How does the board of directors recommend I vote on the proposal to elect the nominees for director?
	A:	Your board of directors recommends that you vote FOR both nominees for director.

6.	Q:	How many shares can vote at the annual meeting?
	A:	As of the record date, there were 1,516,711 shares of common stock outstanding and entitled to vote at the annual meeting. You are entitled to one vote for each share of common stock you hold.

7.	Q:	What is a ‘‘quorum?”
	A:	A ‘‘quorum” is a majority of the outstanding shares. A quorum may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be valid. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. In addition, broker non-votes will be counted toward determining the presence of a quorum.
8.	Q:	What vote is required to elect the directors?
	A:	A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is necessary to elect the nominees for director. Abstentions and shares held by brokers that have been designated as not voted will be counted for purposes of determining a quorum, but will not be counted as votes cast in favor of the election of directors. Mr. Gumbiner, our Chairman of the Board, beneficially owns approximately 66.0% of the outstanding shares and, therefore, will determine the outcome of the election. He has indicated that he intends to vote his shares in favor of the two nominees.

SOLICITATION OF PROXIES

The cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form and the cost of soliciting proxies related to the annual meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of the solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company and its subsidiaries, but no additional compensation will be paid to those individuals on account of their activities. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, for which it will be paid a fee of $2,500 plus reimbursement of reasonable out-of-pocket expenses. We estimate that Morrow & Co.’s total fees and expenses will be approximately $5,000.

ELECTION OF DIRECTORS

The Company’s board of directors is divided into three classes serving staggered three-year terms. At the annual meeting, you will elect two directors to serve for three years each.

The individuals named on the enclosed proxy card intend to vote for the election of the nominees listed below, unless you direct them to withhold your vote. Each of the nominees has indicated that he is able and willing to serve as a director. However, if for some reason either of the nominees is unable to stand for election or becomes unwilling to serve for good cause, the individuals named as proxies may vote for a substitute nominee(s). The nominees for director must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Below are the names and ages of the nominees and of the directors whose terms of office will continue after the annual meeting, the year in which each director was first elected as a director of the Company, their principal occupations or employment for at least the past five years and other directorships they hold.

Nominees for Election for a Three-Year Term Ending with the 2010 Annual Meeting

J. Thomas Talbot	Mr. Talbot, age 71, has served as a director since 1981. He is the owner of The Talbot Company. He also has been a partner in Pacific Management Group, an asset management firm, since 1986. He was a partner of Shaw & Talbot, a commercial real estate investment and development company, from 1975 until August 2003. He served as a director of Fidelity National Financial, Inc. from 1990 to September 2003. He served as a director of California Coastal Communities, Inc. from August 1993 to July 2004.

A. Peter Landolfo	Mr. Landolfo, age 58, has served as a director since May 2004. Since December 2005, he has been a partner in APL Consulting, Inc., a consulting company to the financial printing industry. Since 1992, he has been President of Dallas Design Concepts, Inc., a specialty gift company. He served in various capacities, most recently as Senior Vice President, with Bowne of Dallas, LLP, a financial printer in Dallas, Texas, from 1974 to December 2005.

Director Continuing in Office Until the 2008 Annual Meeting

Charles A. Crocco, Jr.	Mr. Crocco, age 68, has served as a director since 1981. He is an attorney, who was Counsel to Crocco & De Maio, P.C. through March 2003. He is a Securities Arbitrator in proceedings brought under the auspices of the National Association of Securities Dealers. He also served as a director of First Banks America, Inc., a bank holding company, from 1989 until December 2002.

Directors Continuing in Office Until the 2009 Annual Meeting

Anthony J. Gumbiner	Mr. Gumbiner, age 62, has served as a director and Chairman of the Board since 1981, and Chief Executive Officer of the Company since 1984. He also served as President and Chief Operating Officer from December 1999 to March 2005. He also serves as a director and Chairman of the board of directors of Hallwood Energy Management, LLC, the general partner of Hallwood Energy, L.P. (“Hallwood Energy”). He served as a director of Hallwood Realty, LLC, the general partner of Hallwood Realty Partners, L.P. (“HRP”) and its predecessor until HRP was sold in July 2004. Mr. Gumbiner was a director and officer of Hallwood Energy Corporation (“HEC”) until its sale in December 2004 and of Hallwood Energy III, L.P. (“HE III”) until its sale in July 2005. Mr. Gumbiner is also a solicitor of the Supreme Court of Judicature of England.

M. Garrett Smith	Mr. Smith, age 45, has served as a director since November 2004. He has been a general partner in Spinnerhawk Natural Resources Fund, L.P., a long-short energy hedge fund, since February 2005. From December 2000 to February 2005, he was a Principal with BP Capital, LLC, a Dallas, Texas-based investment firm specializing in the oil and gas industry, and as a General Partner and Portfolio Manager of BP Capital Energy Equity Fund, an energy hedge fund. From March to December 2000, Mr. Smith was the Chief Financial Officer of Stonebridge Technologies. From 1989 to 2000, Mr. Smith held a number of financial management positions, including Executive Vice President and Chief Financial Officer, of Pioneer Natural Resources Company, an exploration and production company.

Except as indicated above, neither the nominees nor the continuing directors hold a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended. Each of Messrs. Crocco, Landolfo, Smith and Talbot are independent directors under the standards of the American Stock Exchange, upon which the Company’s Common Stock is listed for trading. In determining the independence of Messrs. Crocco and Talbot, the Board considered that each of them have invested in Hallwood Energy on the same terms as other investors.

No family relationships exist between the nominees, the directors and the executive officers.

The board of directors unanimously recommends a vote “FOR” the election of the nominated individuals.

Committees and Meetings of the Board of Directors

Messrs. Crocco (Chairman), Landolfo and Smith served as members of the Company’s audit committee during the year ended December 31, 2006. The audit committee met five times during 2006 and was charged with the responsibility of reviewing the annual audit report and the Company’s accounting practices and procedures, and recommending to the board of directors the independent registered public accounting firm to be engaged for the following year.

The board of directors does not have a standing nominating or compensation committee. Because Mr. Gumbiner owns more than 50% of the Company’s voting power, it is a “controlled company” under the rules of the American Stock Exchange and is not required, nor does the Board believe it is necessary, to have separate nominating and compensation committees.

During the year ended December 31, 2006, the board of directors held five meetings. Each director attended at least 75% of (1) the total number of meetings held by the board of directors, and (2) the total number of meetings held by all committees of the board of directors on which he served.

The Company does not have a policy with respect to attendance by the directors at the annual meetings of stockholders. Last year all members of the board of directors attended the annual meeting. Each member of the board of directors has indicated his intent to attend the 2007 Annual Meeting.

Communication With Directors

The board of directors does not provide a formal process by which stockholders may send communications to the board of directors. The Company is a “controlled company” under the rules of the American Stock Exchange and 66.0% of its voting securities are owned by a single stockholder. Consequently, the board of directors does not believe it is necessary to formalize such a communication process. However, stockholders may communicate with the Company or request information at any time by contacting Mr. Melvin J. Melle, Vice President, Chief Financial Officer and Secretary at 800.225.0135.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that applies to all employees, including those officers responsible for financial matters. The Code of Business Conduct and Ethics may be accessed through the Company’s website at www.hallwood.com. Any amendments to or waivers of the Code of Business Conduct and Ethics will be promptly disclosed on the Company’s website. Any stockholder may request a printed copy of the Code of Business Conduct and Ethics by contacting Mr. Melvin J. Melle, Vice President, Chief Financial Officer and Secretary at 800.225.0135.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of shares of the Company’s common stock as of the close of business on the record date (1) for any person or “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act, who, or which the Company knows, owns beneficially more than 5% of the outstanding shares of the Company’s common stock; (2) for the continuing directors and the nominees for director; and (3) for all directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

	Amount and Nature
	of Beneficial		Percentage
Name and Address of Beneficial Owner	Ownership(1)		of Class(1)

Anthony J. Gumbiner	1,001,575	(2)	66.0%
Advisory Research, Inc.	123,001	(3)	8.1
Charles A. Crocco, Jr.	14,846	(4)	1.0
Melvin J. Melle	12,523	(5)	0.8
J. Thomas Talbot	5,000	(6)	0.3
M. Garrett Smith	—	(7)	—
A. Peter Landolfo	—	(7)	—
William L. Guzzetti	—	(8)	—
Amber M. Brookman	—	(9)	—
All directors and executive officers as a group (8 persons)	1,033,944		67.8

(1)	Assumes, for each person or group listed, the exercise of all stock options or other rights held by that person or group that are exercisable within 60 days, according to Rule 13d-3(d)(1)(i) of the Securities Exchange Act, but the exercise of none of the derivative securities owned by any other holder of options. Unless otherwise noted, the address of each individual listed above is 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

(2)	Shares held indirectly through Hallwood Family (BVI) L.P., a limited partnership controlled by Mr. Gumbiner and members of his family. 175,000 of these shares are pledged to a bank in connection with a loan agreement. Mr. Gumbiner also holds a 4.26% profits interest in Hallwood Energy.

(3)	This information is derived from a Schedule 13G filed by Advisory Research, Inc. on February 21, 2007. Advisory Research Inc.’s reported address is 180 North Stetson St., Suite 5500, Chicago, Illinois 60601.

(4)	Mr. Crocco is an investor in Hallwood Energy.

(5)	Includes currently exercisable options to purchase 9,000 shares of common stock. Mr. Melle is an investor in Hallwood Energy.

(6)	Mr. Talbot is an investor in Hallwood Energy.

(7)	Messrs. Smith and Landolfo do not own any shares or hold any options to purchase shares of the Company.

(8)	Mr. Guzzetti does not own any shares or hold any options to purchase shares of the Company. He is an investor and holds a 4.26% profits interest in Hallwood Energy.

(9)	Ms. Brookman does not own any shares or hold any options to purchase shares of the Company. She is an investor in Hallwood Energy.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company is a holding company with interests in textile products and energy. The Company’s compensation program is intended to pay competitive salaries and to reward specific accomplishments through a combination of bonuses or other compensation depending on each officer’s role in the Company. Mr. Gumbiner, the Company’s Chief Executive Officer, and Mr. Guzzetti, the President and Chief Operating Officer are active in the Company’s corporate activities and energy investments and oversee the activities of the textile subsidiary. The Company’s Chief Financial Officer, Mr. Melle, is responsible for the financial activities of the Company and oversees the financial activities of the textile subsidiary. Ms. Brookman is the President and primarily responsible for the activities of Brookwood Companies Incorporated (“Brookwood”), the Company’s textile subsidiary.

The Company’s board of directors, acting in its capacity as the compensation committee, annually determines the compensation paid by the Company to its executive officers and bases the amount of compensation on the board of directors’ determination of the reasonable compensation for each officer. The members of the board of directors, through their business experience, are generally aware of prevailing compensation practices and regularly review and remain informed about the recent financial and operating experience of the Company. Based on this experience and review, the board of directors establishes compensation that it believes to be appropriate for each officer. In general, a substantial portion of the executive officers’ compensation from the Company has been paid as salary, although from time to time the Company has awarded substantial bonuses upon completion of significant transactions that provide material benefits to the Company. The board does not routinely utilize formal surveys, benchmarking or compensation consultants in making its compensation decisions. The board considers the executive officers’ input in determining compensation, but the individual officer does not participate in the meeting when his or her compensation is determined.

Mr. Gumbiner’s base compensation is provided through a consulting agreement originally entered into in 1996 between the Company and Hallwood Investments Limited (HIL), an entity associated with Mr. Gumbiner. The Company has from time to time paid bonuses to Mr. Gumbiner or HIL upon the completion of significant transactions. The Board did not consider any changes in the consulting fee paid under this agreement for 2006, no bonus was paid for 2006 and Mr. Gumbiner did not receive any equity or long-term compensation for 2006. In addition to the consulting fee, under this agreement, the Company reimbursed HIL for business expenses in providing office space and administrative services, for travel to and from the Company’s United States office, and related expenses. During 2006, the Company also reimbursed Mr. Gumbiner for services, meals and other personal expenses related to the office separately maintained by Mr. Gumbiner. At Mr. Gumbiner’s recommendation, the outside members of the Company’s board of directors determined in 2006 that the reimbursement for personal expenses would not continue after November 2006. In addition, Mr. Gumbiner is a director and officer of Hallwood Energy in which the Company holds an approximate 25% interest (20% after consideration of profits interests). As compensation for Mr. Gumbiner’s services on behalf of Hallwood Energy, Mr. Gumbiner has a consulting agreement with Hallwood Energy and Mr. Gumbiner holds a profits interest in Hallwood Energy. The compensation from Hallwood Energy was approved by the board of directors of Hallwood Energy.

Mr. Guzzetti’s base compensation is provided through a salary, which was not changed in 2006. The Company has from time to time paid bonuses to Mr. Guzzetti upon the completion of significant transactions. No bonus was paid for 2006. In addition, Mr. Guzzetti is a director and officer of Hallwood Energy. As compensation for Mr. Guzzetti’s services on behalf of Hallwood Energy, Mr. Guzzetti receives a salary from and holds a profits interest in Hallwood Energy. The compensation from Hallwood Energy was approved by the board of directors of Hallwood Energy.

The Board recognizes that Messrs. Gumbiner and Guzzetti both receive compensation from and hold a profits interest in Hallwood Energy, but consider that those reward their efforts on behalf of Hallwood Energy rather than the Company and, therefore, do not factor those amounts into the appropriate compensation for their efforts on behalf of the Company.

Mr. Melle receives a salary from the Company, which was not changed in 2006. The Company has from time to time paid bonuses to Mr. Melle, but no bonus was paid for 2006. Mr. Melle also holds options to purchase

9,000 shares of common stock of the Company. The stock option plan expired by its terms in 2005, but options outstanding at the expiration date continue for the remainder of their original term.

Ms. Brookman’s compensation for 2006 was determined in accordance with a compensation letter entered into with Ms. Brookman in 1998. The letter agreement provides for payment of a salary of $300,000 per year plus an annual bonus in an amount of the greater of 5% of Brookwood’s earnings before taxes (with certain adjustments) or a minimum of $100,000. The bonus was intended to provide an incentive to Ms. Brookman to increase the earnings of Brookwood. In addition, the letter agreement provides for a car allowance of $500 per month. For 2006, the Board did not consider any changes in Ms. Brookman’s salary or bonus. In 2005 and 2006, a special committee of the board consisting of all of the outside directors engaged representatives of Ernst & Young Human Capital as consultants and reviewed compensation paid to the executives of Brookwood, including Ms. Brookman. After this review, the Company adopted The Hallwood Group Incorporated 2005 Long-Term Incentive Plan for Brookwood Companies Incorporated. The plan was adopted to encourage employees of Brookwood to increase the value of Brookwood and to continue to be employed by Brookwood. The Company awarded Ms. Brookman 1,900 units under the Plan, which constituted 19% of the total units awarded under the Plan. In addition, the Company agreed that, if certain members of Brookwood’s senior management do not have, prior to a change of control transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the change of control transaction is completed (exclusive of any such interest any such individual receives with respect to his or her employment following the change of control transaction), then the Company will pay Ms. Brookman an additional $2,600,000. The number of units and additional cash payment awarded to Ms. Brookman were determined by the special committee after discussion with Ms. Brookman. On March 14, 2007, the Board of Directors of the Company authorized a change in Ms. Brookman’s bonus, providing that the minimum bonus Ms. Brookman will receive for any year, beginning with the year 2007, will be $300,000.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for nonqualifying compensation in excess of $1,000,000 paid to a senior executive officer in any fiscal year. The Company takes into account this limitation in making compensation decisions, but may approve compensation that does not qualify for deductibility when it believes it is in the best interest of the Company.

The following tables reflect compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer and each of the other executive officers of the Company.

SUMMARY COMPENSATION TABLE FOR 2006

									Change in
									Pension
									Value and
								Non-Equity	Nonqualified
								Incentive	Deferred
						Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)		($)		($)	($)	($)	($)	($)	($)

Anthony J. Gumbiner,	2006	996,000	(1)	$0		0	0	0	0	291,200 (2)	1,287,200
Chairman, Chairman and Chief Executive Officer
Melvin J. Melle,	2006	208,333		9,240	(3)	0	0	0	0	5,716	223,289
Vice President, Chief Financial Officer and Secretary
William L. Guzzetti	2006	312,500	(4)	9,240	(3)	0	0	0	0	2,086	323,826
President and Chief Operating Officer
Amber M. Brookman	2006	317,538	(5)	260,782	(6)	0	0	0	0	8,280	586,600
President and Chief Executive Officer of Brookwood

(1)	Consists of consulting fees paid by the Company to HIL, an entity associated with Mr. Gumbiner. In addition, Mr. Gumbiner received a consulting fee of $200,000 from Hallwood Energy. None of the amounts paid to Mr. Gumbiner were for his service as a director of the Company.

(2)	Consists of $285,132 for reimbursement of services, meals and other personal expenses related to the office separately maintained by Mr. Gumbiner, and $6,200 in life insurance premiums. In addition to the amounts shown in the table, during 2006, the Company reimbursed HIL $178,133 for business expenses in providing office space and administrative services, $267,706 for travel to and from the Company’s United States office, and certain other matters, as described in “Compensation Committee Interlocks and Insider Participation.”

(3)	Consists of $9,240 for payment of a special cash bonus in lieu of a Company-matching contribution under its 401(k) Tax Favored Savings Plan.

(4)	In addition, Mr. Guzzetti received a salary of $208,333 from Hallwood Energy.

(5)	Salary includes a $6,000 car allowance and $11,538 for unused vacation time.

(6)	Consists of annual bonus under compensation letter.

The following table reflects an award under The Hallwood Group Incorporated 2005 Long-Term Incentive Plan For Brookwood Companies Incorporated. Under the plan, upon a change of control transaction, each participant is entitled to receive a cash payment equal to the sum calculated by (i) dividing the number of units held by that participant by the 10,000 total units authorized under the plan, and (ii) multiplying the result by 15% of the amount by which (a) the net fair market value of all consideration received by the Company or its stockholders as a result of the transaction exceeds (b) the sum of the liquidation preference plus accrued but unpaid dividends on the Series A Preferred Stock of Brookwood at the time of the transaction. At December 31, 2006, the sum of the liquidation preference plus accrued but unpaid dividends on the Series A Preferred Stock of Brookwood was approximately $23,730,000. Ms. Brookman was awarded 1,900 Units under the Plan. However, if the Board determines that certain specified officers, or other persons performing similar functions do not have, prior to the change of control transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the change of control transaction is completed, then the minimum amount to be awarded under the Plan shall be $2,000,000. In addition, the Company agreed that, if members of Brookwood’s senior management do not have, prior to a change of control transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the change of control transaction is completed (exclusive of any such interest any such individual receives with respect to his or her employment following the change of control transaction), then the Company will pay Ms. Brookman an additional $2,600,000. The Plan does not provide for Threshold, Target or Maximum amounts. However, based on the description above, the table presents as the Threshold Amount the $2,600,000 minimum payment Ms. Brookman may receive under certain conditions and presents as the Target Amount the $3,000,000 that may be paid to Ms. Brookman under certain additional conditions.

GRANTS OF PLAN-BASED AWARDS FOR 2006

Non-Equity
Incentive
Plan Awards:
		Number of	Estimated Future Payouts Under
		Units or	Non-Equity Incentive Plan Awards
		Other Rights	Threshold	Target	Maximum
Name	Grant Date	(#)	($)	($)	($)

Amber M. Brookman	1/17/06	1,900	2,600,000	3,000,000	—

The following table reflects the equity awards outstanding at December 31, 2006 to the named executive officers. The only named executive officer who held equity awards at that date was Mr. Melle.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2006

Option Awards
	Number		Equity Incentive
	of	Number of	Plan Awards:
	Securities	Securities	Number
	Underlying	Underlying	of Securities
	Unexercised	Unexercised	Underlying
	Options	Options	Unexercised	Option Exercise	Option
	(#)	(#)	Unearned Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Melvin J. Melle,	2,250	0	0	15.00	(1)
Vice President, Chief Financial	4,500	0	0	17.37	9/4/07
Officer and Secretary	4,500	0	0	10.31	5/19/10

(1)	Exercised January 9, 2007.

No options were exercised by the named executive officers during 2006. None of the named executive officers participate in a deferred-benefit retirement or pension plan in a non-qualified deferred compensation plan. Therefore, the tables with respect to these types of compensation have been omitted. The only incremental payments to which named executive officers are entitled upon severance or change in control of the Company are provided under employment or consulting agreements. The amounts payable under these arrangements are not quantifiable, but are described in connection with the Grants of Plan-Based Awards table above and under “Employment Agreements” and “Compensation Committee Interlocks and Insider Participation,” below.

COMPENSATION COMMITTEE REPORT

The Company’s board of directors, acting as the compensation committee, has reviewed and discussed the Compensation Discussion and Analysis appearing in this proxy statement and, based on that review and discussion has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Board of Directors:

Anthony J. Gumbiner (Chairman)
Charles A. Crocco, Jr.
A. Peter Landolfo
M. Garrett Smith
J. Thomas Talbot

The following table sets forth the amounts paid to the Company’s outside directors for their service as directors of the Company. Information concerning amounts paid to Mr. Gumbiner, the Company’s Chairman and Chief Executive Officer, is included in the preceding tables.

DIRECTOR COMPENSATION FOR 2006

					Change in
					Pension
					Value and
	Fees Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Charles A. Crocco, Jr.	53,500	0	0	0	0	0	53,500
A. Peter Landolfo	53,500	0	0	0	0	0	53,500
M. Garrett Smith	53,500	0	0	0	0	0	53,500
J. Thomas Talbot	53,500	0	0	0	0	0	53,500

For the year ended December 31, 2006, each of the outside directors received director fees of $47,500. Board members are entitled to receive $500 for each day spent on business of the Company, other than attendance at board meetings. No amounts were paid under this per diem arrangement in 2006. As members of a special committee of independent directors of the Board, each of the outside directors also received an annual retainer of $5,000 and a meeting attendance fee of $1,000 per meeting, totaling $6,000. Each director is also reimbursed for expenses reasonably incurred in connection with the performance of his duties.

EMPLOYMENT AGREEMENTS

During the year ended December 31, 2006, the Company had an employment agreement with Mr. Melle. The employment agreement provided for payment of a minimum salary of $200,000 per year plus an annual bonus in an amount as may be determined by the board of directors. In addition, the employment agreement provided that the Company will maintain $500,000 of life insurance benefits and, for the year ended December 31, 2006, the Company paid a life insurance premium in the amount of $5,716. Mr. Melle’s employment agreement continued under the same terms and conditions until December 31, 2006 at which time it was automatically extended for one year, and is automatically extended annually unless terminated by either party. The board of directors may terminate the agreement at any time for cause (defined as persistent incompetence or insubordination, willful misconduct, dishonesty or conviction of a felony), in which event the agreement and all rights to compensation will terminate immediately. If the Company terminates the agreement for any other reason, then it must continue to pay the aggregate base salary in effect at the time for the remainder of the term of the agreement.

During the year ended December 31, 2006, Brookwood had a compensation letter (the “Letter”) with Ms. Brookman. The Letter provided for payment of a salary of $300,000 per year plus an annual bonus in an amount of the greater of 5% of Brookwood’s earnings before taxes (with certain adjustments) or a minimum of $100,000. In addition, the Letter provided for a car allowance of $500 per month. The Letter does not provide for severance or termination benefits. On March 14, 2007, the Board of Directors of the Company authorized a change in Ms. Brookman’s bonus, providing that the minimum bonus Ms. Brookman will receive for any year, beginning with the year 2007, will be $300,000.

In addition, please see the discussion in the next section of the consulting agreement with HIL, which is associated with Mr. Gumbiner.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The board of directors as a whole performs the functions of the compensation committee. References to the Company’s compensation committee in this proxy statement refer to the board of directors, acting in its capacity as the compensation committee. Mr. Gumbiner was an officer of the Company during 2006.

During 2006, Messrs. Gumbiner and Guzzetti served on the board of directors of the general partner of Hallwood Energy and are its chief executive officer and chief operating officer, respectively.

During 2006, the Company invested approximately $9,427,000 in Hallwood Energy on the same terms as other affiliated and nonaffiliated investors. In addition, Messrs. Gumbiner and Guzzetti received compensation from Hallwood Energy, as described in this proxy statement. Messrs. Crocco and Talbot are also investors in Hallwood Energy on the same terms as other investors. In addition, in 2007 prior to the date of the proxy statement, the Company advanced a total of $7,000,000 to Hallwood Energy as interim funding under a demand note bearing interest at 6% above prime rate. In April 2007, Hallwood Energy requested an additional capital contribution in the amount of $25,000,000 from its partners. The Company and Hallwood Energy have agreed that Hallwood Energy will apply the amounts previously advanced as the Company’s portion of this capital call and will repay to the Company any excess of the amounts advanced over the Company’s share of the capital contribution.

Since December 31, 1996, the Company has been a party to an agreement with HIL under which HIL provides international consulting and advisory services to the Company and its affiliates. The agreement currently provides for an annual fee of $996,000. According to this agreement, the Company reimburses HIL for reasonable and necessary expenses in providing office space and administrative services used by Mr. Gumbiner. For the year ended December 31, 2006, the Company reimbursed HIL $178,133 for these expenses. and $267,706 for travel to and from the Company’s United States office and other purposes. In addition, during 2006 the Company reimbursed HIL $285,132 for services, meals and other personal expenses related to the office separately maintained by Mr. Gumbiner At Mr. Gumbiner’s recommendation, the Company will not reimburse Mr. Gumbiner for the personal expenses related to his office incurred after November 2006. This agreement provides that it is automatically extended each year for an additional year, unless terminated by either party at least 30 days prior to the expiration of the term. If the agreement is terminated for certain acts of dishonesty, fraud, willful misconduct, willful breach or repeated, habitual neglect, the agreement will terminate immediately. If the agreement is terminated by the Company for any other reason, then it must continue to pay the consulting fee in effect at the time for the remainder of the term of the agreement. The agreement does not provide for any other severance or termination benefits.

The Company does not have a written policy specifically addressing the review, approval or ratification of any transaction required to be disclosed as a related party transaction. The Company’s Code of Business Conduct and Ethics generally prohibits all employee conflicts of interest, as determined by the Board. It has been the policy of the Board to require approval by those members of the Board who are not involved in the particular transaction of all transactions with related persons. In considering particular transactions, the Board considers the benefits and costs to the Company and the related party.

Report of the Audit Committee

The audit committee is composed of three directors and operates under an Amended and Restated Audit Committee Charter, adopted by the board of directors according to the rules and regulations of the American Stock Exchange. The board of directors has determined that each of the members is independent, as defined by the American Stock Exchange’s Listed Company Guide. The board of directors has determined that Mr. Smith is an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”).

Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States of America. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee also recommends to the board of directors the selection of the Company’s independent registered public accounting firm.

In this context, the audit committee reviewed and discussed the audited consolidated financial statements with both management and D&T. Specifically, the audit committee has discussed with D&T matters required to be discussed by Statement on Auditing Standards No. 61.

The audit committee received from D&T the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence — Discussions with Audit Committee), and has discussed with D&T the issue of its independence from the Company.

It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States of America, and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on the audit committee’s review of the audited financial statements and its discussions with management and D&T noted above and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

  2006 Members of the Audit Committee of the Board of Directors of the Company

Charles A. Crocco, Jr. (Chairman)
A. Peter Landolfo
M. Garrett Smith

PROCEDURES FOR DIRECTOR NOMINATIONS

As discussed above, as a “controlled company” under the rules of the American Stock Exchange, the Company is not required to have a standing nominating committee or a written charter governing the nomination process. As a result, the full board of directors, of which each of the members other than Mr. Gumbiner are independent, serves that function.

The Company’s bylaws provide that a stockholder may nominate a person for election as a director at an annual meeting if written notice of the stockholder’s intent to make the nomination has been given to the Secretary of the Company at least 90 days in advance of the meeting or, if later, the tenth day following the first public announcement of the date of the meeting. Such notices must comply with the provisions of the bylaws.

In the event that a stockholder meeting the requirements and following the procedures of the bylaws was to propose a nominee, or if a vacancy occurs as a result of an increase in the number of directors, the board of directors will identify candidates with superior qualifications and personally interview them and, if appropriate, arrange to have members of management interview such candidates. Preferred candidates would display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company’s business would be preferred. The board of directors, upon evaluation and review of the candidates, would determine who to recommend to the stockholders for approval or to fill any vacancy. The board of directors would use the same criteria for evaluating nominees recommended by stockholders as for those referred by management or any director. The Company does not pay and does not anticipate paying any fees to third parties for identifying or evaluating candidates for director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2006, Ms. Brookman’s daughter, Amber Brookman, Jr., and son-in-law, Steven Lerman, were employees of Brookwood and received total compensation of $128,000 and $195,000, respectively.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

D&T served as the Company’s independent registered public accounting firm for the years ended December 31, 2006, 2005 and 2004 and has been selected to serve in that capacity again for the year ending December 31, 2007. A representative of D&T will be available at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if desired.

AUDIT FEES

All services rendered by D&T are pre-approved by the audit committee. D&T has or is expected to provide services to the Company in the following categories and amounts:

	Calendar Years Ended
	2006	2005

Audit fees(1)	$493,859	$419,550
Audit-related fees(2)	$53,500	$48,403
Tax fees(3)	$184,547	$335,593
All other fees(4)	$1,599	$1,599

(1)	Audit fees — These are fees for professional services performed by D&T for the audit of the Company’s annual consolidated financial statements and review of interim financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)	Audit-related fees — These are fees for assurance and related services performed by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes:

employee benefit and compensation plan audits; attestations by D&T that are not required by statute and consulting on financial accounting/reporting standards.

(3)	Tax fees — These are fees for professional services performed by D&T with respect to tax compliance, tax advice and tax planning. This includes preparation or review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4)	All other fees — These are fees for other permissible work performed by D&T that does not meet the above category descriptions.

Pre-Approval Policy

The audit committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General

The audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels requires specific pre-approval by the audit committee.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee may delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual audit services engagement terms and fees are subject to the specific pre-approval of the audit committee. The audit committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement specifically approved by the audit committee, the audit committee may grant general pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide.

Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent registered public accounting firm. The audit committee believes that the provision of audit-related services does not impair the independence of the registered public accounting firm.

Tax Services

The audit committee believes that the independent registered public accounting firm can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the registered public accounting firm’s independence. However, the audit committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services

The audit committee may grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the registered public accounting firm.

Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established periodically by the audit committee. Any proposed services exceeding these levels requires specific pre-approval by the audit committee.

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal for action at the 2008 annual meeting and wishes to have the proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act, the proposal must be submitted in writing to the Secretary of The Hallwood Group Incorporated, at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 by January 15, 2008. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company’s bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the board of directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company 90 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the bylaws.

If you wish to submit a proposal at the annual meeting, other than through inclusion in the proxy statement, you must notify the Company no later than March 22, 2008. If you do not notify the Company of your proposal by that date, the Company will exercise its discretionary voting power on that proposal.

In addition, if you submit a proposal outside of Rule 14a-8 of the Securities Exchange Act for the 2008 annual meeting, and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company’s proxy or proxies may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s securities, to file reports of ownership and changes of ownership with the SEC and the American Stock Exchange. Officers, directors and 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

Based solely on review of copies of the forms received, the Company believes that, during the last fiscal year, all filings under Section 16(a) applicable to its officers, directors and 10% stockholders were timely.

OTHER BUSINESS

The Company is not aware of any other business to be presented at the annual meeting. All shares represented by proxies will be voted in favor of the nominees for director set forth in this proxy statement, unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, the Company’s proxy holders will vote on those matters according to their best judgment.

Please note, however, that if your shares of common stock are voted against the nominees for director, the proxy holders will not use their discretion to vote your shares in favor of any adjournment or postponement of the annual meeting.

By order of the Board of Directors

MELVIN J. MELLE
Secretary

May 21, 2007

SKU HWG PS-07

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the nominees listed.

1. Nominees:		For	Withhold		For	Withhold	+

	01 - J. Thomas Talbot	☐	☐	02 - A. Peter Landolfo	☐	☐

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.	For ☐	Against ☐	Abstain ☐

B	Non-Voting Items
Change of Address — Please print new address below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — THE HALLWOOD GROUP INCORPORATED

3710 RAWLINS, SUITE 1500
DALLAS, TEXAS 75219
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Charles A. Crocco, Jr. and M. Garrett Smith, and each of them, as Proxies, each with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of The Hallwood Group Incorporated (the “Company”), held of record by the undersigned on May 11, 2007, at the Annual Meeting of Stockholders to be held on June 20, 2007, or any adjournment thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed, and at the discretion of the Proxies with respect to any other matter that is properly brought before the meeting.
COMPLETE, SIGN and DATE the proxy card and return promptly using the enclosed envelope.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE